Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement No. 333-262594 on Form S-3, the Registration Statement No. 333-261427 on Form S-3, and the Registration Statement No. 333–260614 on Form S-8 of our report dated March 30, 2021, relating to the financial statements of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Wojeski & Company CPAs, P.C.
Albany, NY
March 31, 2022